UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 29, 2016

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to Tempur Sealy International, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2016, Tempur Sealy International, Inc. issued a press release providing an update on proposed changes in its Board of Directors (the “Board”) as part of its ongoing efforts to refresh and transition its Board. In connection with a review over the last several months by the Board’s Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board’s size, composition and tenure, including discussions with Board members about their individual plans, Francis A. Doyle, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn and Lawrence J. Rogers informed the NCG Committee that they did not wish to stand for re-election, and would retire as directors effective upon completion of the Company’s Annual Meeting of Stockholders scheduled for May 5, 2016 (the “2016 Annual Meeting”).

The Company also announced on February 2, 2016, that in order for the Company to continue to avail itself of Mr. Rogers’ experience and services following his retirement from the Board, the Company expects to enter into a consulting agreement with Mr. Rogers, with a term of one year and subject to annual renewal thereafter, whereby Mr. Rogers will provide consulting and other services, including remaining on the boards of two of the Company’s joint ventures.

In addition to the foregoing changes, on February 1, 2016, the Board voted to appoint Richard W. Neu as a member of two committees of the Board, the Audit Committee and Compensation Committee, effective immediately. The Board also approved the appointment of Mr. Neu as Lead Director, effective upon completion of the 2016 Annual Meeting and subject to his re-election as a director at the 2016 Annual Meeting. Mr. Neu joined the Company’s Board in October 2015.

Furthermore, the Company announced on February 2, 2016, that the Board has determined that, effective at the 2016 Annual Meeting and subject to their re-election as directors: the Audit Committee will consist of Evelyn S. Dilsaver (Chair), John A. Heil and Richard W. Neu; the Compensation Committee will consist of Jon L. Luther (Chair), Usman Nabi and Richard W. Neu; and the NCG Committee will consist of John A. Heil (Chair), Evelyn S. Dilsaver, Jon L. Luther and Usman Nabi.

A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On February 2, the Company issued a press release announcing certain proposed changes in its Board as part of its ongoing efforts to refresh and transition its Board. The press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated February 2, 2015 "Tempur Sealy Streamlines Board of Directors - Focuses on Refreshing and Downsizing"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2016

Tempur Sealy International, Inc.

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 2, 2015 "Tempur Sealy Streamlines Board of Directors - Focuses on Refreshing and Downsizing"